UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 1, 2016

MAKINGORG, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-55260	39-2079723
(Commission File Number)	(IRS Employer Identification No.)

5042 Wilshire Blvd., #3018, Los Angeles, CA 90036

(Address of Principal Executive Offices, Zip Code)

(213) 805-5799

(Registrant's telephone number, including area code)

________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

MakingORG, Inc. (the “Company”) issued a promissory note, dated September 1, 2016, in the principal amount of $200,000 (the “Note”) to Junhan Xie. The Note matures on September 1, 2018 and bears interest at a rate of 12% per annum commencing September 1, 2016 and shall be payable in installments of $12,000 in cash or shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) at the rate of $3.50 per share, commencing March 1, 2017 and every six months thereafter until the Note is paid in full.

The Note is convertible, at the Holder’s option into shares of Common Stock at the rate of one share for each $3.50 of principal and/or interest so converted. The number of shares issuable upon conversion is subject to adjustment in the case of a subdivision, combination or reclassification of the Company’s stock or the payment of a dividend or the making of a distribution of its stock by the Company.

The Company has the right to prepay the Note at any time without a premium or penalty.

The foregoing description of the Note is qualified in its entirety by reference to the full text of the Note, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein in its entirety by reference.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement) is incorporated by reference into this Item 2.03.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sale of Equity Securities

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The issuance and sale by the Company of the Note was made without registration under the Securities Act of 1933, as amended (the “Act”), in reliance on the exemptions provided by Section 4(2) of the Act.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

Exhibit 10.2	12% Convertible Promissory Note, dated September 1, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAKINGORG, INC.

Date: November 1, 2016	By:	/s/ Juanzi Cui
	Name:	Juanzi Cui
	Title:	President and Chief Executive Officer

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